Exhibit 10.15

Additional Agreement Number 5 (Five) for Extension of Time

Contract 424048860

Merco Ingeniería Industrial S.A. de C.V./Forbes Energy Services LTD (Joint Proposal)

EXPLORATION AND PRODUCTION

Administration and Finance Drilling Management

North Administration and Finance Assistant Management

Superintendence of Material Resources

Monitoring and Control of Supplies Contracts

Additional Agreement Number 5 (Five) for Extension of Time to the Public Work Contract on the basis of unit prices Number 424048860 celebrated on one hand by PEMEX – Exploration and Production, Public Decentralized Organism of the Federal Government- which on this document will be named “PEP”, and represented by the engineer Juan Alfredo Ríos Jiménez, who is in charge of the Drilling and Well Maintenance Northern Division Management and partly by Merco Ingeniería Industrial S.A. de C.V. and Forbes Energy Services LTD, who is hereby named “The Contractor”. The First one represented by Luis Lauro Moreno Ricart, in his character as Sole Administrator. The second one represented by José Andrés Suárez Canales in his character as Special Representative. In accordance with the following background, statements and clauses:

- B a c k g r o u n d -

I.

As of September 26th 2008, as a result of the International Competitive Bidding that takes place in accordance to the Free Trade Agreements signed by the United States of Mexico number 18575051-027-08, and based on the following Articles of the Political Constitution of the United Mexican States: Article 134, Article 3 fraction II, Article 26 fraction I, Article 27 fraction I, Article 28, Article 30 fraction II item a) and Article 34 of the Law of Public Work and Same Related Services, the parties concluded the contract in question for the execution of services related to: “Repair and Maintenance Work on Wells in the Integral Active of Poza Rica-Alta Mira of the North Region” (Package 1).

II.

The contract was signed for a total of: $234,256,757.01 pesos (Two hundred and thirty four million two hundred and fifty six thousand, seven hundred and fifty seven pesos 01/100 pesos in addition to $48,842,604.99 USD (Forty eight million, eight hundred and forty two thousand, six hundred and four 99/100 USD) plus Value Added Tax and a deadline of 730 (seven hundred and thirty) calendar days from September the 26th, 2008 and consequently ending the day of September 25th, 2010.

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Additional Agreement Number 5 (Five) for Extension of Time

Contract 424048860

Merco Ingeniería Industrial S.A. de C.V./Forbes Energy Services LTD (Joint Proposal)

III.	As part of the original contract the parties subscribed to the following annexes:

Annex A	DRAWINGS AND THEIR RELATIONSHIP

Annex B	GENERAL AND INDIVIDUAL SPECIFICATIONS OF THE PROJECT

Annex B1	STANDARDS

Annex DE-10	CATALOG OF CONCEPTS

Annex DE-10A	CATALOG OF UNIT PRICES

Annex DT12	SCHEDULED PROGRAM OF GENERAL EXECUTION OF THE WORK

Annex DT3	RELATIONSHIP OF MACHINERY AND/OR EQUIPMENT AND THEIR PHYSICAL LOCATION

Annex DT10	LIST OF INPUTS INVOLVED IN THE INTEGRATION OF THE PROPOSAL

Annex DSP	MATERIALS AND INSTALLATION EQUIPMENT PROVIDED BY PEP

Annex “E”	MACHINERY AND/OR EQUIPMENT PROVIDED BY PEP (OTHER THAN THOSE OF THE PERMANENT INSTALLATION)

Annex G	DOCUMENTATION REQUIRED BY FUNDING SOURCES

Annex G-1	CERTIFICATE ON THE COUNTRY OF ORIGIN OF THE GOODS AND SERVICES

Annex S	DUTIES OF SAFETY, OCCUPATIONAL HEALTH AND ENVIRONMENTAL PROTECTION OF THE SUPPLIERS OR CONTRACTORS OPERATING IN EXPLORATION AND PRODUCTION PEMEX FACILITIES

Annex BEO	TERMS AND CONDITIONS USE OF THE ELECTRONIC LOG

Annex DT-17	PRIVATE AGREEMENT OF THE JOINT PROPOSAL

IV.

As of September 4th, 2009 both parties signed the Agreement Number 1 (One) Listing of Projects and New Concepts with Inclusion of Additional Increase whereby PEP and the Contractor agree to carry out the work under this contract in the Integral Active Tertiary Gulf Oil same belonging to the northern region of Pemex Exploration and Production. Prevailing prices originally agreed. Therefore, the Contractor accepts not to make any additional charge for the execution of work whenever they have the same nature and scope of the originally contracted.

The parties also convey on including 16 (sixteen) New Concepts, corresponding to the extraordinary items numbers: 6.9, 15.1, 15.2, 15.3, 15.4, 15.5, 15.6, 15.7, 15.8, 15.9, 15.10, 15.11, 15.12, 15.13, 15.14

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Additional Agreement Number 5 (Five) for Extension of Time

Contract 424048860

Merco Ingeniería Industrial S.A. de C.V./Forbes Energy Services LTD (Joint Proposal)

and 15.5, as detailed in the Annex “B” Additional supplementing the Annex “B” and the Annex “DE-10A-1” supplementing the Annex “DE-10A to form part of this agreement.

Additionally the parties agree to extend the contract amount by an amount of $41,043,200.00 pesos (Forty one million, forty three thousand and two hundred 00/100 pesos) plus $21,000,000.00 USD (Twenty one million 00/100 USD) which added to the amount originally contracted of $234,256,757.01 pesos (Two hundred and thirty four million, two hundred and fifty six thousand, seven hundred and fifty seven 01/100 pesos) plus $48,842,604.99 USD (Forty eight million, eight hundred and forty two thousand, six hundred and four 99/100 USD) results in a further sum of $275,299,957.01 pesos (Two hundred and seventy five million, two hundred and ninety nine thousand, nine hundred and fifty seven 01/100 pesos) plus $69,842,604.99 USD (Sixty nine million, eight hundred and forty two thousand, six hundred and four 99/100 USD).

The rate of expansion is of 17.52% in pesos plus 43.00% in USD compared to the originally contracted amount.

V.

As of September 20th, 2010 both parties signed the Agreement Number 2 (Two) for Extension of Time by which PEP and the Contractor agree to extend the deadline in 97 (Ninety seven) calendar days which added to the original deadline in the contract of 730 (Seven hundred and thirty) calendar days result in a new deadline of 827 (Eight hundred and twenty seven) calendar days being a new contract termination day for the day December 31st, 2010.

The rate of expansion if of 13.29% over the period originally contracted.

VI.

As of October 22nd, 2010 both parties signed the Agreement Number Three (3) Listing of New Concepts without any Increase in Value by which PEP and the Contractor agree to include 27 (Twenty seven) New Concepts as detailed in the Annex “B” Additional 1 and the Annex DE-10A-1 which complements the Annex DE-10A which is an integral part of this agreement.

VII.

As of December 31st, 2010 both parties signed the Agreement Number Four (4) Additional for Extension of Time by which the parties agree to extend the deadline in 365 (Three hundred and sixty five) calendar days which added to the original deadline in the Agreement Number Two (2) of 827 (Eight hundred and twenty seven) calendar days result in a new deadline of 1,192 (One thousand one hundred and ninety two) calendar days being a new contract termination day for the day December 31st, 2011.

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Additional Agreement Number 5 (Five) for Extension of Time

Contract 424048860

Merco Ingeniería Industrial S.A. de C.V./Forbes Energy Services LTD (Joint Proposal)

The rate of expansion is of 50% which added to the 13.29% derived from the Agreement Number Three (3) results in a total percentage of expansion of 63.29% over the period originally contracted.

VIII.

Through office number 203-21000-21600-362/2011 dated on February 16th, 2011 Office Number 203-21600-0243-2011 dated on February 18th, 2011 and Technical Opinion, the Contractual Services North Division Assistant Management required the Administration and Finance North Assistant Management the preparation of an agreement for extension to the contract 424048860. The above in accordance with the following justification contained in the technical opinion:

Through office number 227-21000-21700-2176/2010 and 208-21000-21600-3389-2010 the Operating Units of Tertiary Gulf Oil and Poza Rica – Altamira, respectively required the Contractual Services Assistant Management D.N. to perform the steps for the conclusion of a deadline extension and amount agreement to the contract 424048860 this in order to comply with the work of repair of wells listed in the Operative Program 2011 (POT-1 2011) of the Integral Active Tertiary Gulf Oil.

It is important to note that because this contract ended its term on December 31st, 2010 bids have been scheduled for new contracts for Production Refunds (Packages I, II and III). The previous given to the implications that were raised at the time by the new rules and regulations in hiring matters of Pemex. Therefore a strategy was taken to continue this work by extending the deadline in terms and amount of the contract mentioned. Hence, due to the imminent expiration deadline of the contract and given that there was no budget authorization for the ruling of expansion in amount, the Contractual Service Assistant Management through Office 203-21600-2926-2010, dated on December 17th, 2010, only required to the Superintendence of Material Resources D.N. the conclusion of the Agreement Four (4) of term expansion to the contract by 365 calendar days.

According to the POT-I 2011, in the Integral Active Tertiary Gulf Oil are programmed a total of 499 repairs of which 313 are major and 186 minor. Also in the Integral Active of Poza Rica – Altamira are programmed a total of 451 repairs of which 85 are major and 366 minor.

POT-I 2011 AIATG

AIATG	JUN	FEB	MAR	APR	MAY	JUN	JUL	AGU	SEP	OCT	NOV	DEC	TOTAL
DRILL	15	15	15	16	14	14	15	15	16	13	14	16	178
COMP	41	45	43	36	37	23	17	14	16	17	15	15	319
RMA	19	26	26	28	25	26	25	30	26	27	27	28	313
RME	9	14	16	17	18	18	15	14	15	18	16	16	186

RMA	PROYECTO	JUN	FEB	MAR	APR	MAY	JUN	JUL	AGU	SEP	OCT	NOV	DEC	TOTAL
[11A]	AGUA FRIA-COAPECHCA-TAJIN	15	8	12	10	18	12	12	15	19	20	15	18	174
[11D]	AMATITLAN-PROFETA-TZAPOTEMPA-VINAZCO	2	12	10	17	7	14	13	15	2	1	—	—	93
[11E]	INTEGRAL COYULA-JAPETO	2	2	1	—	—	—	—	—	—	—	—	—	5
[11G]	AREA 5 CHICONTEPEC	—	4	3	1	—	—	—	—	5	6	12	10	41
	TOTAL RMA	19	26	26	28	25	26	25	30	26	27	27	28	313

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Additional Agreement Number 5 (Five) for Extension of Time

Contract 424048860

Merco Ingeniería Industrial S.A. de C.V./Forbes Energy Services LTD (Joint Proposal)

RME	PROYECTO	JUN	FEB	MAR	APR	MAY	JUN	JUL	AGU	SEP	OCT	NOV	DEC	TOTAL
[11A]	AGUA FRIA-COAPECHCA-TAJIN	3	8	8	8	8	6	1	—	2	6	4	2	56
[11D]	AMATITLAN-PROFETA-TZAPOTEMPA-VINAZCO	6	6	8	9	8	9	10	10	12	9	9	14	110
[11E]	INTEGRAL COYULA-JAPETO	—	—	—	—	2	3	—	4	1	3	3	—	16
[11G]	HUMAPA-BORNITA	—	—	—	—	—	—	4	—	—	—	—	—	4
	TOTAL RME	9	14	16	17	18	18	15	14	15	18	16	16	186

	GRAN TOTAL	28	40	42	45	43	44	40	44	41	45	43	44	499

POT I 2011 POZA RICA-ALTAMIRA

ADMINISTRACION	JUN	FEB	MAR	APR	MAY	JUN	JUL	AGU	SEP	OCT	NOV	DEC	TOTAL
RMA	4	9	12	9	5	6	7	8	3	6	8	8	85
RME	26	30	31	32	30	32	24	24	30	34	39	34	366
SUMA	30	39	43	41	35	38	31	32	33	40	47	42	451

PEP lacks of available repair equipments under administration to operate in the Integral Active Tertiary Gulf Oil. Therefore, in order to monitor the operational program described above, that Active has scheduled interventions to be performed with the equipment which is under protection of the contract 424048860. This contract currently has a team of 8 wells repair equipment and operating assets in the Integral Active Tertiary Gulf Oil. They have been contributing to the compliance of the operational programs in this Active. According to the kind of intervention (minor or major repairs), two monthly interventions are performed with each equipment.

For all the mentioned above, in case of not having the amount for the referred contract, PEP would stop doing and average of 16 monthly repairs during the year 2011. This could lead to the Integral Active Tertiary Gulf Oil not being able to comply with the Required Programs by the High Direction of PEP. And since the Integral Active Tertiary Gulf Oil Project is a strategic project is of utmost importance to meet its established goals.

The Integral Active Poza Rica – Altamira to comply in a timely manner to the operational demand in order to deliver favorable contributions to wells production is required to have the Infrastructure Service, Services and 5 repair equipments, planning activities related to this contract in the following wells.

Well	Well	Well

1 Presidente Alemán 2	17 Nuevo Progreso 7	33 Xocotla 120

2 Poza Rica 81	18 Ezequiel Ordoñez 5	34 Xocotla 117

3 Mecatepec 81	19 Escolín 161	35 Xocotla 118

4 Escolín 122	20 Mecatepec 13	36 Xocotla 101

5 Escolín 240	21 Escolín 121	37 Santa Águeda 28

6 Escolín 138	22 Escolín 36	38 Santa Águeda 66

7 Escolín 102	23 Escolín 23	39 Santa Águeda 56

8 Escolín 238	24 Talaxca 5	40 Santa Águeda 30

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Additional Agreement Number 5 (Five) for Extension of Time

Contract 424048860

Merco Ingeniería Industrial S.A. de C.V./Forbes Energy Services LTD (Joint Proposal)

9 Poza Rica 308	25 Talaxca 6	41 Tihuatlán 105
10 Castillo de Teayo 16	26 Poza Rica 187	42 Tihuatlán 102
11 Castillo de Teayo 11	27 Tejada 4	43 Castillo de Teayo 14
12 Santa Águeda 44	28 Ezequiel Ordoñez 6	44 Castillo de Teayo 13
13 San Andrés 259	29 Mozutla 6	45 Poza Rica 384
14 Poza Rica 304	30 Santa Águeda 67	46 San Andrés 49
15 Poza Rica 373	31 San Andrés 320 A	47 San Andrés 351
16 Ezequiel Ordoñez 2	32 San Andrés 102	48 Remolino 12

Currently the contract has had a total of $252,247,822.07 (Two hundred and fifty two million, two hundred and forty seven thousand, eight hundred and twenty two 07/100 pesos) plus $69,081,663.39 USD (Sixty nine million, eighty one thousand, six hundred and sixty three 39/100 USD).

In order of giving continuity and compliance with the PEP operational program concerning Repair Work and Maintenance of Oil Wells in the northern region, the Integral Active Tertiary Gulf Oil through the Tertiary Gulf Oil Project provided the funds required through the Verification of Resources for Contracts, Agreements and/or Acquisitions with Investment Budget with folio number PATG-114/10 (Table 1). The previous in order to cover an estimated 40% of the work stipulated in its POT-1 2011. Therefore, it is requested the extension in the contract amount No. 424048860 for the amount of $60,000.000.00 USD (Sixty million 00/100 USD).

YEAR	CONCEPTUAL		FUND	FUNCTIONAL AREA	CENTER MANAGEMENT	FINANTIAL POSITION	USD AMOUNT
2011	11D	TERTIARY GULF OIL PROJECT	PEF	11DD8R00QA10840T	2253220022721800	314302515	3,750,000.00
2011	11D	TERTIARY GULF OIL PROJECT	PEF	11DD1600QA12030X	2253220022721800	314302515	3,750,000.00
2011	11D	TERTIARY GULF OIL PROJECT	PEF	11DD1E00QA127B9E	2253220022721800	314302515	3,750,000.00
2011	11D	TERTIARY GULF OIL PROJECT	PEF	11DD1600QA12031W	2253220022721800	314302515	3,750,000.00
2011	11D	TERTIARY GULF OIL PROJECT	PEF	11DD0100PD12006A	2253220022721800	314302515	3,750,000.00
2011	11D	TERTIARY GULF OIL PROJECT	PEF	11DD0100PD12140E	2253220022721800	314302515	3,750,000.00
2011	11D	TERTIARY GULF OIL PROJECT	PEF	11DD0100PD12823S	2253220022721800	314302515	3,750,000.00
2011	11D	TERTIARY GULF OIL PROJECT	PEF	11DD0100PD11130M	2253220022721800	314302515	3,750,000.00
2011	11D	TERTIARY GULF OIL PROJECT	PEF	11DD0100PD127903	2253220022721800	314302515	3,750,000.00
2011	11D	TERTIARY GULF OIL PROJECT	PEF	11DD0600PA11130Q	2253220022721800	314302515	3,750,000.00
2011	11D	TERTIARY GULF OIL PROJECT	PEF	11DD0600PA11131R	2253220022721800	314302515	3,750,000.00
2011	11D	TERTIARY GULF OIL PROJECT	PEF	11DD0600PA11131S	2253220022721800	314302515	3,750,000.00
2011	11D	TERTIARY GULF OIL PROJECT	PEF	11DP0000PH522300	2253220022721800	314302515	3,750,000.00
2011	11D	TERTIARY GULF OIL PROJECT	PEF	11DP0000PH520000	2253220022721800	314302515	3,750,000.00
2011	11D	TERTIARY GULF OIL PROJECT	PEF	11DP0000PH527900	2253220022721800	314302515	3,750,000.00
2011	11D	TERTIARY GULF OIL PROJECT	PEF	11DP0000PH517500	2253220022721800	314302515	3,750,000.00
						TOTAL	60,000,000.00

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Additional Agreement Number 5 (Five) for Extension of Time

Contract 424048860

Merco Ingeniería Industrial S.A. de C.V./Forbes Energy Services LTD (Joint Proposal)

Table 1

The Integral Active Poza Rica – Altamira also provided the funds required through the Verification of Resources for Contracts Agreements and/or Acquisitions with Investment Budget with folio number PIN-034/11 (Table 2) for the amount of $515,521,944.84 pesos (Five hundred and fifteen million, five hundred and twenty one thousand, nine hundred and forty four 84/100 pesos).

YEAR	CONCEPTUAL		FUND	FUNCTIONAL AREA	CENTER MANAGEMENT	FINANTIAL POSITION	PESOS AMOUNT
2011	11C	TERTIARY GULF OIL PROJECT	PEF	11CP0000PH527000	2253220022721800	314302515	463,969,750.36
2011	11C	TERTIARY GULF OIL PROJECT	PEF	11CD0200PD208802	2253220022721800	314302515	51,552,194.48
						TOTAL	515,521,944.84

The amount extension is required to be carried out in the following manner:

DESCRIPTION	AMOUNT
UOATG Increase

Amount Increase in National Currency	$ 102’608,000.00 M.N.

Total of dollars approved according to the exchange rate of the day of the bid opening 10.2608	$ 10’000,000.00 USD

Amount Increase in US dollars	$50’000,000.00 USD

USD TOTAL UOATG	$60’000,000.00

Amount Increase in National Currency	$ 515’521,944.84 M.N.

Derived from the formerly mentioned the amount of the contract is extended in $618,129,944.84 pesos (Six hundred and eighteen million, one hundred and twenty nine thousand, nine hundred and forty four 84/100 pesos) plus $50,000,000.00 USD (Fifty million 00/100 USD) being the new contract amount of $893,429,901.85 pesos (Eight hundred and ninety three million, four hundred and twenty nine thousand, nine hundred and one 85/100 pesos) plus $119,842,604.99 USD (One hundred and nineteen million, eight hundred and forty two thousand, six hundred and four 99/100 USD).

The preparation of this agreement involves no affect to the conditions referred to the essential characteristics and nature of the original contract purpose.

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Additional Agreement Number 5 (Five) for Extension of Time

Contract 424048860

Merco Ingeniería Industrial S.A. de C.V./Forbes Energy Services LTD (Joint Proposal)

IX.	For the compliance of this agreement there is a sufficient budget under the Poza Rica Integral Project 11-C and the Tertiary Gulf Oil Integral Project 11D through the financial position 314302515 and the Management Centers 2253220022721800 and 2383210120821800.

- S t a t e m e n t s -

PEP testifies that:

The engineer Juan Alfredo Ríos Jiménez is in charge of the Drilling and Well Maintenance Northern Division Management attached to the Unit of Drilling and Well Maintenance, in accordance to the approved designation by the PEP Board of Administration in Ordinary Session No. 135 dated on December 8th, 2010 in terms of the Article 58, Fraction XI of the Federal State Entities Law. Also, credits his powers as General Representative for Administration Acts in representation of PEMEX Drilling and Production. The previous in accordance with the Public Deed Number 13,783 dated on February 25th, 2011 granted before the Notary Public Alfredo Bazúa Witte B.S. in Law holder of the Public Notary 230 of the City of Mexico, Federal District.

The Contractor testifies that:

1.

Luis Lauro Moreno Ricart credits his presence and faculties as Sole Administrator of Merco Ingeniería Industrial S.A. de C.V. through testimony of the Public Deed Number 2,053 dated on September 5th, 2003. Those were granted before Jacinto Flores Peña B.S. in Law, Notary Public Number 115 of the City of Reynosa Tamaulipas, who is enrolled in the Public Register of Commerce of Reynosa Tamaulipas, under the number 775 volume 2-016 section of commerce dated on October 1st, 2003. And they have not been revoked, modified or limited in any way.

2.

José Andrés Suárez Canales credits his presence and faculties as Special Representative of Forbes Energy Services LTD, through the Affidavit Number 12394 dated on October 6th, 2009 granted before A. Ramses Capitanachi López B.S., Notary Public Number 7 of the Seventh Attorney Demarcation of the State of Veracruz, which is properly registered in the Public Register of Property and Commerce of Poza Rica, Veracruz, in the commercial electronic folio number 7322*7 dated on October 22nd, 2009.

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Additional Agreement Number 5 (Five) for Extension of Time

Contract 424048860

Merco Ingeniería Industrial S.A. de C.V./Forbes Energy Services LTD (Joint Proposal)

For all the above mentioned and based on the agreed in the Thirteenth and Fourteenth Clauses of the Contract and based on the Article 59 of the Law of Public Work and Same Related Services, the parties grant the following:

- C l a u s e s –

First:	Additional Expansion of the Amount

According to what stated in the background VII and IX of this contract, the parties agree on increasing the Contract amount in $618,129,944.84 pesos (Six hundred and eighteen million, one hundred and twenty nine thousand, nine hundred and forty four 84/100 pesos) plus $50,000,000.00 USD (Fifty million 00/100 USD) which added to the amount derived from the Agreement Number 1 (One) of $275,299,957.01 pesos (Two hundred and seventy five million, two hundred and ninety nine thousand, nine hundred and fifty seven 01/100 pesos) plus $69,842,604.99 USD (Sixty nine million, eight hundred and forty two thousand, six hundred and four 99/100 USD) result in a new amount of $893,429,901.85 pesos (Eight hundred and ninety three million, four hundred and twenty nine thousand, nine hundred and one 85/100 pesos) plus $119,842,604.99 USD (One hundred and nineteen million, eight hundred and forty two thousand, six hundred and four 99/100 USD).

The rate of expansion is 263.87% in pesos plus 102.36% in USD compared to the amount originally contracted, which added to the accumulated percentage of 17.52% in pesos plus 43% in USD derived from the Agreement Number 1 (One) result in a total rate expansion of 281.39% in pesos plus 145.36 in USD.

Second:	Total Amounts Modified

As a result of the above, the Second Clause that refers to the “Amount of the Contract” is modified and prevails as follows: The total amount of the present contract is of $893,429,901.85 pesos (Eight hundred and ninety three million, four hundred and twenty nine thousand, nine hundred and one 85/100 pesos) plus $119,842,604.99 USD (One hundred and nineteen million, eight hundred and forty two thousand, six hundred and four 99/100 USD) plus the Added Tax Value.

Third:	Agreed Discount Rate Subsistence

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Additional Agreement Number 5 (Five) for Extension of Time

Contract 424048860

Merco Ingeniería Industrial S.A. de C.V./Forbes Energy Services LTD (Joint Proposal)

PEP and the CONTRACTOR agree that during the expansion of amount that takes place through this agreement remains the discount rate offered by the CONTRACTOR, accepted by PEP and accorded in the Agreement Number 4 (Four). Therefore, the work performed and invoiced in accordance with this agreement will be subject to such application. Subsisting in its literal application the provisions agreed for the discount rate.

Fourth:	Endorsement Guarantees

The Contractor to ensure compliance with its obligations under this agreement agrees to deliver to the Superintendence of Material Resources of the North Administration and Finance Well Drilling and Maintenance Assistant Management located in the ground floor of the Administrative Building of the North Division Well Drilling and Maintenance Management, at the Colonia Herradura, area code 93370 of this city on the date of the execution of this agreement, an expansion in amount endorsement to the Bond Police(s) originally established due compliance in the clause Seventeenth of the Contract and the concerning to the compliance warranty and hidden vices warranty for an amount of $61,812,994.48 pesos (Sixty one million, eight hundred and twelve thousand, nine hundred and ninety four 48/100 pesos) plus $5,000,000.00 USD (Five million 00/100 USD) which equals a 10% of the extended amount accorded through this agreement. The previous indicates that they are supportive and inseparable of the original bond and also are committed to guarantee the compliance of the Contract, supporting the terms of this agreement. Aware that the lack of timely filing of such documents will endorse PEP to stop the payment of invoices for performed work under the extended amount that had been submitted or are submitted for collection. Up until those endorsements of policies are successfully delivered. Without that suspension generates the payment of financial charges for being a reason attributable to the Contractor itself and could be grounds for rescission.

Fifth:	Other Provisions

With the exception of the modified clauses which must here be understood in the terms agreed remain without variation all the stipulations of the contract, its annexes, and modifying agreements as well as the execution time derived from the Agreement Number 4(Four) of 1,192 (one thousand and ninety two) calendar days counted from September 26th, 2008 and consequently ending on December 31st, 2011.

This document was read by the contracting parties which are duly aware of the content and scope of it and is signed in accordance in 3 copies in the city of Poza Rica de Hidalgo, Veracruz on March 24th, 2011.

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Additional Agreement Number 5 (Five) for Extension of Time

Contract 424048860

Merco Ingeniería Industrial S.A. de C.V./Forbes Energy Services LTD (Joint Proposal)

By Merco Ingeniería Industrial S.A. de C.V.	By Forbes Energy Services LTD

/s/ Luis Lauro Moreno Ricart	/s/ José Andrés Suárez Canales

Luis Lauro Moreno Ricart	José Andrés Suárez Canales

Sole Administrator	Special Representative

By PEMEX Exploration and Production

/s/ Juan Alfredo Ríos Jiménez

Juan Alfredo Ríos Jiménez

Well Drilling and Maintenance North Division Manager

Of the Well Drilling and Maintenance Assistant Management Unit

A d m i n i s t r a t i v e	T e c h n i c a l

/s/ Oscar Vincent Ávila	/s/ Luis Ángel Ayala Gómez

Oscar Vincent Ávila	Luis Ángel Ayala Gómez

North Administration and Finance	Contractual Services

Assistant Manager	Assistant Manager

P.M.P., D.N.

This page is part of the Agreement Number 5(Five) of the Contract Number 424048860 signed on March 24th, 2011 which is made of 12(twelve) sheets.

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Additional Agreement Number 5 (Five) for Extension of Time

Contract 424048860

Merco Ingeniería Industrial S.A. de C.V./Forbes Energy Services LTD (Joint Proposal)

E l a b o r a t e d

/s/ Hugo Amaya Enderle

Hugo Amaya Enderle

Super Intendant of Material Resources

Le g a l   R e v i e w

/s/ Eduardo Montesinos Martínez B.S.

Eduardo Montesinos Martínez B.S.

Legal Services Assistant Manager

Northeast Region of Poza Rica

This page is part of the Agreement Number 5(Five) of the Contract Number 424048860 signed on March 24th, 2011 which is made of 12(Twelve) sheets.

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